Exhibit 99.1

HERSHEY, Pa, Sep 18, 2002/PRNewswire-FirstCall via COMTEX/--Hershey Foods Corporation (NYSE: HSY) announced today that it was informed tonight by the Hershey Trust Company, as Trustee for the Milton Hershey School, that the Trust’s Board of Directors has voted to instruct the Company to terminate the sale process that the company initiated at the direction of the Trust.

Hershey Foods Corporation is the leading North American manufacturer of quality chocolate and non-chocolate confectionery and chocolate-related grocery products; some of the Company’s most popular products include REESE’S(R) peanut butter cups, HERSHEY(R)‘S chocolate and chocolate with almonds bars, HERSHEY (R)‘S KISSES(R) chocolates, KIT KAT(R) wafer bars, TWIZZLERS(R) candy, HERSHEY(R)‘S cocoa and HERSHEY(R)‘S syrup. The Company also is a market leader in the gum and mint category with such well-known brands as ICE BREAKERS(R), CARE FREE(R) chewing gum and mints and BUBBLE YUM(R) bubble gum.

CONTACT: John Long, +1-717-534-7631 for Hershey Foods Corporation SOURCE Hershey Foods Corporation